EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-225135 and No. 333-192990 and Form S-3, No. 333-215810) of FS Bancorp, Inc. of our reports dated March 16, 2020,  relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of FS Bancorp, Inc. and subsidiary, appearing in this annual report on Form 10‑K  for the year ended December 31, 2019.

/s/ Moss Adams LLP

Everett, Washington

March 16, 2020